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                 [LETTERHEAD OF MICHAEL TROKEY & COMPANY, P.C.]
                                                                    EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Liberty Savings Bank, F.S.B.

We hereby consent to the use in this Form SB-2 of our report dated November 16, 2005 appearing in the Prospectus, which is part of this Form SB-2, and to the references to our firm under the heading "Experts" in such Prospectus.

                                     /s/  Michael Trokey & Company, P.C.
                                          Certified Public Accountants

March 1, 2006
St. Louis, Missouri